UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2023, SunPower Corporation (the “Company”) announced that Elizabeth Eby will join the Company as the Executive Vice President and Chief Financial Officer of the Company, effective as of May 30, 2023.

Ms. Eby, 59, served most recently as the Chief Financial Officer of NeoPhotonics Corporation from August 2017 to August 2022. Prior to that, she grew her career at Intel Corporation, where she held several senior roles during her more than 25-year tenure, including Vice President of Finance and Group Chief Financial Officer for the Internet of Things business. Ms. Eby has a Bachelor of Science degree in Mathematics from University of Michigan and a Master of Science in Industrial Administration (MBA) from Carnegie Mellon University.

There are no arrangements or understandings between Ms. Eby and any other persons pursuant to which Ms. Eby was named to this position with the Company. Ms. Eby has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K. In addition, Ms. Eby has no family relationship with any director or other executive officer of the Company.

In connection with her appointment as the Executive Vice President and Chief Financial Officer, Ms. Eby is expected to enter into the Company’s form of executive employment agreement, which is filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2020.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 11, 2023, the Company held its 2023 annual meeting of stockholders. Stockholders voted on four proposals at the meeting. First, Peter Faricy, Nathaniel Anschuetz, and Thomas McDaniel were nominated and re-elected as Class III directors to serve until the Company’s 2026 annual meeting of stockholders or until their duly qualified successors are elected. Second, in a non-binding advisory vote, stockholders approved the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. Third, in a non-binding advisory vote, stockholders approved a frequency of once every year for future advisory votes on the compensation of the Company’s named executive officers. Fourth, stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023. The results of stockholder voting are summarized below.

1. Proposal One - The re-election of each of the nominated Class III directors:

Number of Votes
	For	Withheld	Broker Non-Votes
Peter Faricy	115,585,027	10,997,266	18,600,937
Nathaniel Anschuetz	106,744,950	19,837,343	18,600,937
Thomas McDaniel	100,727,278	25,855,015	18,600,937

2. Proposal Two - The approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Number of Votes
For	Against	Abstain	Broker Non-Votes
123,110,738	3,028,483	443,072	18,600,937

3. Proposal Three - The approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers:

Number of Votes
One Year	Two Years	Three Years	Abstain	Broker Non-Votes
125,723,697	118,565	558,852	181,179	18,600,937

4. Proposal Four - The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023:

Number of Votes
For	Against	Abstain	Broker Non-Votes
144,246,157	612,683	324,390	----

Item 7.01.	Regulation FD Disclosure.
On May 15, 2023, the Company issued a press release, included as Exhibit 99.1 hereto, announcing Ms. Eby’s appointment.

The information furnished in Item 7.01 and Item 9.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

May 15, 2023	By:	/S/ EILEEN EVANS
	Name:	Eileen Evans
	Title:	Executive Vice President and Chief Legal Officer